                                                                    EXHIBIT 10.4
                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------



          THIS AGREEMENT is made as of the 15th day of December, 1995, by and between FILM ROMAN, INC., a California corporation, 12020 Chandler Street, North Hollywood, California 91607 ("Company") and JACQUELINE BLUM, 18740 Maplewood Lane, Northridge, California 91326 ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Employment:
          ----------

          1.1. Company shall employ Executive and Executive accepts such employment with the Company upon the terms and conditions set forth in this agreement.

          1.2. During the Term (defined below) Executive shall serve as Senior Vice President of Worldwide Licensing and Marketing, managing merchandising and licensing divisions, with services to be of the same type and commensurate with those currently being rendered by Executive; Executive shall have such additional titles with respect to the Company's subsidiaries and divisions, if any, as are designated by Company's Board of Directors (the "Board"). The Board shall have the final determination as to the type and nature of services to be rendered hereunder.

               Company acknowledges that Executive may provide services on the television series currently entitled, "Bad Baby" and Executive's rendering of such services and receiving producer-type credit in connection therewith shall not be considered as a breach of this agreement provided that such services do not materially interfere with Executive's services hereunder and that Company shall at all times have first call on Executive services.

          1.3. Executive shall devote Executive's best efforts and Executive full business time (as required by the President or the Board) and attention to the business and affairs of Company and its subsidiaries if any. In connection with the foregoing, Executive shall be expected to render services at such times (including full business hours and, if required, evenings, weekends and holidays) and at such places as the Board may from time to time designate; provided, however, that if Company were to designate or to determine that Executive is to render services outside of the Metropolitan Los Angeles Area, Executive shall not be required to render such services for any continuous period of more than thirty (30) days without consent.

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          1.4. Executive shall perform Executive's duties and responsibility to the best of Executive's abilities in a diligent, trustworthy, business-like and efficient manner.

          1.5. Reference is made to Company's "Employee Handbook" as the same may be currently in effect or hereafter modified (modifications, if any, which are inconsistent with specific provisions of this agreement shall not be deemed incorporated herein). Executive acknowledges that Executive has reviewed and is aware of the contents of such Handbook. Said Employee Handbook shall be deemed a part of this agreement.

          1.6. Executive shall cooperate with Company to enable Company to obtain, at its expense, life insurance on the life of Executive for the benefit of Company in such amounts as Company may from time to time determine.

          1.7 To aid Executive in the conduct of her duties hereunder, Company shall keep Executive advised of its financial and strategic planning and activities, to the extent that the same impact upon Executive's area of responsibility hereunder.

     2.   Term:
          ----

          2.1. The term (herein "Term") of this agreement shall commence as of January 1, 1996, and shall continue, unless sooner terminated as elsewhere provided, for two (2) consecutive "contract years," as defined below (the "initial term").

          2.2. Company shall have the option at its election to extend the Term for one (1) additional year commencing on expiration of the initial term.

          2.3. The term "contract year" as used above means each period of fifty- two (52) consecutive weeks; provided however that if the Term were to expire in the middle of any week, the Term shall be deemed extended so as to expire on the Friday of such week. If Company elects to exercise any option referred to in paragraph 2.2 above, it shall give Executive at least ninety (90) days prior written notice to such effect.

     3.   Termination:
          -----------

          3.1. Company's Right to Terminate:   Company shall have the right to
               ----------------------------
terminate this agreement prior to the expiration date specified herein:

               (i)  Upon the death of Executive;

               (ii) For cause ("cause" as used herein means (a) commission of a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance with respect to Company, (b) conduct tending to bring Company into substantial public

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     disgrace or disrepute, (c) gross negligence or willful misconduct with respect to Company or (d) any other material breach of this agreement. Company shall be entitled to terminate this agreement pursuant to clauses
     (c) and (d) herein only if Executive fails to cure such defect within three
     (3) business days following Executive's receipt of written notice of Executive's failure to satisfy Executive's obligations under this agreement.

               (iii)  As provided in paragraphs 7 and 8 below;

               (iv)   For any other reason set forth in the Employee Handbook.

               (v)    Without cause.

          3.2. Effect of Termination:
               ---------------------

               (a)  With Cause:   If Company terminates this agreement for cause
                    ----------
Company shall have no further obligation to pay Executive any salary payments (other than accrued but unpaid salary, vacation or expense reimbursement, if any) and no further obligation to pay any bonuses other than those theretofore earned, but unpaid.
               (b)  Other:   If Company terminates this agreement for death,
                    -----
disability or without cause Company shall have the obligation to pay accrued bonus, if any, for the year when such termination occurs (pro-rated to reflect the number of days worked in such year prior to termination), vacation and unpaid expense reimbursement. If termination is because of death or disability base salary shall be prorated to time of termination; if termination is without cause Company shall pay all remaining salary for the remainder of the then current term, provided however that such salary payments shall be mitigated and reduced by any payments which Executive may receive during such period for services rendered whether as an employee, an independent contractor, or as a self-employed person.

     4.   Salary and Bonuses:   Provided Executive fully and faithfully renders
          ------------------
all services required hereunder and is not otherwise in breach hereof, Company will pay salary in equal weekly or by-weekly installments and bonuses as follows:

          4.1  Base Salary:
               -----------

          (a)  First contract year     -  $150,000.00

          (b) Subsequent contract years - a base salary which is five (5%) percent greater than the base salary paid during the immediately preceding contract year.

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          4.2  Bonuses:
               -------

               (a) At the end of each calendar year during the Term, if Executive has been continuously employed by Company throughout the Term through the last day of such year, Executive shall be eligible to receive an annual bonus ("Bonus"). The Bonus for each calendar year shall be in an amount determined by the Board and shall be from a bonus pool established by the Board of Directors for senior management based upon a percentage (to be determined by the Board) of net income after taxes (for such calendar year), but before the bonuses, based on the Company's audited financial statements; said bonuses shall be payable within sixty (60) days after the audited financial statements are received; if Free Cash Flow (as defined in the Company's Articles of Incorporation) is not, in the Board's determination, sufficient for the making of such bonus payments, then such bonus payments shall be deferred until the Board determines that Free Cash Flow is available for such purpose.

               (b) Additionally, upon execution hereof Company shall pay Executive a one-time bonus of $10,000.00.

          4.3. Company's obligation for payment of compensation hereunder shall be subject to all present and future laws, rules, regulations and executive orders affecting such obligation. No withholding, deduction, reduction or limitation of payments hereunder by reason of any such law, rule, regulation or order shall be deemed a breach of this agreement or relieve Executive from Executive's obligations hereunder or give Executive any right to terminate this agreement. If Company is unable to make full payments hereunder because of any wage control law or regulation, Company shall pay Executive any portion of such payment (which is not paid when due) at such time when such law or regulation no longer prohibits such payment (unless such law or regulation prohibits such retroactive payments).

     5.   Expenses; Benefits:
          ------------------

          5.1. (a) Executive is authorized to incur reasonable expenses in connection with Company's business in such amounts as may be from time to time approved by the Company. Company agrees to pay or to reimburse Executive for such expenses which are reasonably incurred by Executive on behalf of or for the benefit of Company upon the presentation by Executive from time to time of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, and such other information as Company may reasonably require, together with such receipt showing payments as Executive has been able to obtain.

          (b) Further, Executive shall be entitled to reimbursements for any auto and travel expenses (other than normal travel by car and travel to and from work), in accordance with Company policy, as well as cellular phone expenses which are reasonably and necessarily incurred by Executive on behalf of Company. With respect

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

to auto expenses, Company will pay Executive $500.00 per month automobile allowance which will include all automobile costs for which Executive might otherwise seek reimbursement (which amount will be reported as additional income for each calendar year).

          5.2  Additional Benefits:   During the Term, Executive shall also be
               -------------------
entitled to and shall be accorded all rights and benefits under any disability insurance, life insurance, health and major medical insurance policy or policies, and any other plans or benefits, pension plans which Company may provide for employees generally during the Term. During each contract year vacation and sick leave to be in accordance with Company's then current policy; vacation shall in any event be three (3) weeks per contract year at mutually acceptable times.

     6.   Employee Stock Options:
          ----------------------

          6.1 Executive will be entitled to participate in the Employee Stock Option Plan being created for Company's executives. Said Plan shall include usual provisions included in a non-qualified stock option plan including the right to satisfy the exercise price with cash, promissory notes (if secured to the reasonable satisfaction of Company) or stock in the Company. Executive acknowledges that such Plan is not intended to be an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended and is to be considered in all respects as "non-qualified." Under the Plan Executive will receive an immediate grant of options (to vest equally over five years) to purchase 35,000 shares of Company's common stock at the exercise price equal to its fair market value (as defined in the Plan) at the time of the grant. Said options shall remain exercisable for a period of ten (10) years from the date of the grant unless they terminate sooner pursuant to the terms of the Plan. Executive's rights will otherwise be identical to those generally accorded the other employee participants in the Plan for whom exceptions are not extended and Executive will be subject to the such generally applied arrangements, terms and conditions. Notwithstanding anything above to the contrary, with respect to stock options granted Executive, Company may elect to require Executive to exercise such options on a cashless basis, deducting from the number of option shares to be received a number of shares equal in value to the exercise price of the option as determined in accordance with the provisions of the Plan, as applicable. Without limiting the foregoing, in the event of termination of this agreement, stock options granted hereunder shall be cancelled as and to extent provided in the Plan.

          6.2 Company and Executive will execute a more formal Stock Option Agreement conforming to the foregoing.

                                       5
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     7.   Incapacity:
          ----------

          7.1 If Executive is physically or mentally incapacitated from rendering services hereunder, and if Employee's incapacity or disability shall continue for a period or aggregate of periods of ninety (90) days or more or sixty (60) consecutive days or more during any twelve (12) month period during the Term of this agreement, Company may, at its option, terminate and cancel Executive's employment hereunder by notice mailed or delivered to Executive at any time prior to Executive's return to work hereunder. Executive shall be deemed to be physically or mentally incapacitated if Executive is unable for any reason whatsoever to devote full time to the business of the Company, as determined by the Board.

          7.2 If Company determines that Executive is permanently disabled and if Executive does not agree, determination shall be made by a panel of three (3) doctors, the first to be chosen by Company, the second to be chosen by Executive and the third to be chosen by the first two. Any doctor selected by a party will not be affiliated, associated or related to the party selecting that doctor in any manner whatsoever. The opinion of a majority of the panel of doctors shall be binding on the parties hereto. Each party shall bear its own cost for their own doctor, and the parties shall split the cost of the third doctor (unless it is determined that Executive is not permanently incapacitated, in which even all doctor costs shall be borne by Company).

     8.   Force Majeure; Discontinuance of Business:
          -----------------------------------------

          8.1. If for a period of thirty (30) days or more Company is prevented from or materially hampered or interrupted in conducting its business by reason of any present or future statute, law, ordinance, regulation, order, judgment or decree, or by reason of any act of God, or by reason of any contingency beyond the control of Company, then, if all other employees (other than those required for maintenance of the Company's day-to-day business) are also suspended, Executive's services and compensation hereunder may be suspended as often as any such event occurs and during such period of time as any such event continues while all such other executive salaries continue to be suspended. The term of this agreement shall automatically be extended by the period of any suspension hereunder. If such suspension continues for eight (8) consecutive weeks or more either party may terminate the Term while such suspension is still in effect, except that Company may negate Executive's termination by then terminating such suspension with the understanding that the Term may not again be suspended for the same cause.

          8.2. If Company shall discontinue operating its business, whether because of an adjudication of bankruptcy or insolvency, transfer of assets to a receiver, or for any other reason whatsoever, then this agreement shall terminate effective as of such discontinuance of business.

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     9.   Company's Rights:
          ----------------

          9.1 Executive acknowledges that Company, as employer of Executive, shall own all right, title and interest in and to the results of Executive's services hereunder, including all material developed or conceived by Executive within the scope of Executive's employment. Company shall have the right to use all such materials and the elements thereof and the programs in which the material is contained worldwide and in perpetuity, without limitation or restriction whatsoever and Company may broadcast and otherwise exhibit, use and/or exploit, in whole or in part, worldwide, in perpetuity, same in any manner and through any media, whether presently in existence or subsequently devised, as Company may elect. Executive hereby waives the so-called "moral rights" of an author. Executive agrees and acknowledges that for purposes of Sections 101 and 201 of the United States Copyright Act and for ownership purposes, Company is the "employer for hire" of Executive and shall have all ownership rights in the material and services of Executive hereunder as the author thereof. Company shall have no obligation to use the product of Executive's services.

               If during the term hereof Executive conceives or develops any materials outside of the scope of her employment, Executive shall give Company written notice of the same, accompanied by such material or a description thereof. For a period of thirty (30) days after the giving of such notice Executive shall, at Company's request, negotiate with Company with respect to an agreement pursuant to which Company shall acquire rights in such material; if the parties fail to successfully conclude an agreement within said thirty (30) day period, Company shall have no further rights to the material and Executive shall be free to deal with the same, except that Executive shall not render services or permit the use of her name (or other identification) other than authorship credit in connection with the use of such material at any time during the balance of the term of this agreement.

          9.2. Without limiting the foregoing, Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which relates to Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Company or its predecessor belong to Company or such subsidiary. Executive will promptly disclose to the Board and perform all actions reasonably requested by the Board (whether during or after the Term) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          9.3. Company shall have the right to use, disseminate, reproduce, print and publish Executive's name, approved likeness (other than press photos and like), voice and approved biographical material concerning Executive as news or informative matter in connection with Company's business.

          9.4. Executive's services and rights herein granted are unique in character and value such that the loss thereof could not be reasonably compensable in damages in an action at law. Accordingly, Company shall be entitled to equitable relief by way of injunction or otherwise to prevent the breach or continued breach of this Agreement. The sole right of Executive as to any breach or alleged breach hereof by Company shall be the recovery of money damages, and the rights herein granted by Executive shall not be terminated by reason of such breach. The waiver by either party of any breach hereof shall not be deemed a waiver of any prior or subsequent breach hereof. All remedies of either party shall be cumulative and the pursuit of one remedy shall not be deemed a waiver of any other remedy.

     10.  Federal Communications Act:
          --------------------------

          Reference is hereby made to Section 507 of the Federal Communications Act, making it a criminal offense for any person, in connection with the production or preparation of any program intended for broadcasting, to accept or pay any money, service or other valuable consideration for the inclusion of any matter as part of any such program or program matter without disclosing in advance the same to the employer of the person to whom such payment is made or to the person for whom such program is being produced, or to the station over which such program is broadcast. Executive understands that it is the policy of Company not to permit any employee of Company to accept or pay any such consideration, and Executive represents and agrees that Executive has not accepted and will not accept, and has not paid and will not pay, any money, services, or other valuable consideration for the inclusion of any "plug," reference or product identification, or any other matter in the programs produced hereunder.

     11.  Confidential Information:
          ------------------------

          Executive acknowledges that the information, observations, work product, trade secrets and data obtained by Executive while employed by Company and its subsidiaries concerning the business or affairs of the Company or any subsidiary thereof ("Confidential Information") are the property of Company or such subsidiary. Therefore, Executive agrees that Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters (i) become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act or (ii) must be disclosed under a subpoena or other governmental order or (iii) was possessed by Executive prior to Executive's employment by the Company. Executive shall deliver to Company at the termination of the employment period, or at any other time Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, work product or the business of Company or any subsidiary which Executive may then

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possess or have under  Executive's control.

     12.  Non-Compete, Non-Solicitation:
          -----------------------------

          12.1 Executive acknowledges that in the course of Executive's employment with Company Executive has and will become familiar with Confidential Information concerning Company and its subsidiaries and that Executive's services have been and will be of special, unique and extraordinary value to Company and its subsidiaries. Therefore during the Term Executive will not be an employee, consultant, advisor, director, shareholder or partner of any other person, firm or corporation; provided that Executive may, in any event, own up to five (5%) percent of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in an over-the-counter market. The restrictions hereof shall immediately terminate and be of no further force or effect if Executive's employment is terminated by Company without cause.


          12.2 During Executive's employment and for three (3) years after the end of the Term Executive will not attempt to hire or to solicit (for Executive's own purposes or for any other company) any employee of or independent contractor rendering services to Company. Further during Executive's employment and for three (3) years after the end of the Term Executive will not (i) transfer or attempt to transfer any projects in which Company is involved (whether in negotiation, development or production) from Company to Executive or to any other company and/or (ii) encourage any company or business with whom Company is doing business (e.g. a network or other exhibitor) from ceasing to do business with Company with respect to any project which is then in negotiation, development or production.

     13.  Notices:  All notices required to be given hereunder shall be in
          -------
writing and shall be delivered personally, electronically, or by express, certified or registered mail to the respective addresses of the parties hereto set forth elsewhere in this Agreement, or at such other addresses as may be designated by written notice. Delivery of any notice shall be deemed conclusively made (i) if personally delivered at the time of delivery, (ii) if delivered by transmittal over electronic or telephonic transmitting devices (such as telex or telecopy) to the addressee's telecopy or telex number, at the time of transmittal, provided that the party to whom the notice is delivered has a compatible device, (iii) if delivered by any private overnight express mail service, twenty-four (24) hours after deposit with such service (this period shall be seventy-two (72) hours if addressed to or from a party outside the United States), (iv) if mailed, properly addressed and postage prepaid, three
(3) business days from date of mailing (seven (7) business days if mailed to or from a country other than U.S.). A copy of any notice hereunder to Company shall also be given to the Law Offices of Dixon Q. Dern, P.C., 1901 Avenue of the Stars, Suite 400, Los Angeles, California 9967; a copy of any notice to Executive shall also be given to Wayne Alexander, Esq.,

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

Alexander, Halloran, Nau & Rose, 2029 Century Park East, Suite 1260, Los Angeles, CA 90067.



     14.  Immigration:
          -----------

          Company's engagement of Executive is subject to Executive's compliance with the terms and provisions of the Federal Immigration and Naturalization Act. In that regard concurrently with the execution of this agreement Executive shall provide Company with such proof of Company's United States Citizenship or authorization to work in the United States as may be required by the Immigration and Naturalization Service and shall also complete and return to Company an I-9 Form or such other forms as may be required.

     15.  Arbitration:
          -----------

          Any controversy or claim arising out of, or relating to, this agreement, the breach thereof, or the coverage of this arbitration provision shall be settled by arbitration pursuant to the provisions of Section 1280, et seq. of the California Code of Civil Procedure (or such substitute provisions therefor then in effect); provided, that any arbitrator(s) selected shall have experience in or knowledge of the business(es) in which Company is engaged. Any such arbitration shall be conducted in Los Angeles, California. The arbitration of such issues, including the determination of the amount of any damages suffered by any party hereof by reason of the acts or omissions of another shall be to the exclusion of any court of law except as set forth below. The decision of the arbitrators or a majority of them shall be final and binding on all parties and their respective heirs, executors, administrators, successors and assigns. Any action to secure a judicial confirmation of the arbitration award may be brought in any state or federal court of competent jurisdiction. If the parties or the arbitrators appointed by them are unable to agree upon the selection of a neutral arbitrator then either party may, at its election, require that the arbitration shall be conducted under the auspices and rules of the American Arbitration Association (AAA) and that the neutral arbitrator shall be selected by the AAA. Arbitration hereunder shall not, in any event, (i) prevent any party from seeking and obtaining equitable relief, including, but not limited to, prohibitory or mandatory injunctions, specific performance or extraordinary writs, in any court of law or equity having jurisdiction, nor (ii) prevent any party from joining any other party as defendant in any action brought by or against a third party, nor (iii) prevent any party from filing legal action hereunder to effectuate any attachment or garnishment, provided that such party stipulates in such action, at any other party's request, to arbitration on the merits of said case, nor (iv) prevent a party from filing legal action to compel arbitration under the arbitration provisions hereof.

       16.  General Provisions:
            ------------------

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

          16.1 Waiver:  A waiver by either party of any of the terms or
               ------
conditions of this agreement in any one instance shall not be construed to be a waiver of such term or condition for the future, or any subsequent breach thereof; all remedies, rights, undertakings, obligations and agreements contained in this agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

          16.2 Construction:  This agreement shall be governed by and construed
               ------------
in accordance with the laws of the State of California applicable to contracts entered into and fully to be performed therein. In view of the fact that this agreement was in whole or in part negotiated and entered into in California, the parties consent to and agree to submit to the jurisdiction of the courts of the State of California (and/or the federal courts within California), and each party agrees that service of process may be effected by mail (certified or registered mail, return receipt requested), to or by personal service upon such party (or any officer of a corporate party) at such party's address as set forth in this agreement or such other address as such party may specify in writing.

               Wherever the context of this agreement requires it, each gender shall be deemed to embrace and include the others, and the singular shall be deemed to embrace and include the plural.

          16.3 Severability of Provisions:  If any provision hereof as applied
               --------------------------
to either party or to any circumstance shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provisions hereof, the application of such provision in any other circumstances or the validity or enforceability hereof.

          16.4 Entire Understanding:  This agreement contains the entire
               --------------------
understanding of the parties hereto relating to the subject matter herein contained and supercedes any and all prior negotiations, understanding and agreements between the parties (whether oral or in writing); this agreement cannot be changed, rescinded or terminated except by a writing signed by the Company.

          16.5 Successors and Assigns:  Except where expressly provided to the
               ----------------------
contrary, this agreement, and all provisions hereof, shall inure to the benefit of and be binding upon the parties hereto, their successors in interest, assigns, administrators, executors, heirs and devisees.

          16.6 Paragraph Titles:  The titles of the paragraphs of this agreement
               ----------------
are for convenience only and shall not in any way affect the interpretation of any paragraphs of this agreement or of the agreement itself.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                  FILM ROMAN, INC.
                                  "Company"


                                  By  /signed by Authorized Signatory/
                                     -------------------------------------------




                                     /s/ JACQUELINE BLUM
                                  ------------------------

                                    EXECUTIVE

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